Safe Harbor Statement

Cautionary Statement under “Safe Harbor,” Provision of the Private Securities Litigation Act of 1995: This presentation contains various forward-looking statements and includes assumptions concerning our operations, future results and prospects. Statements included herein, as well as statements made by or on our behalf in press releases, written statements or other documents filed with the Securities and Exchange Commission (the “SEC”), or in our communications and discussions with investors and analysts at this conference or in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this presentation should not be considered as a representation by us or any other person that our objectives or plans will be achieved. We caution investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to PXRE Group’s public filings with the SEC.

Non-GAAP Financial Measures

In certain instances when presenting PXRE’s results, management has included and discussed certain “non- GAAP” financial measures. For example, operating income excludes after-tax realized investment gains and losses and foreign exchange gains and losses, as well as other non-recurring items. These excluded items may be material in a period. Management believes that providing non-GAAP financial measures such as operating income provides useful information regarding PXRE’s results of operations consistent with industry practices which enables investors, security analysts and rating agencies to make performance comparisons with PXRE’s competitors. The reconciliation of such non-GAAP financial measures to the applicable GAAP financial measures is included in PXRE’s press releases.

Agenda

History and strategy

Underwriting

•	Approach

•	Book of business

•	Risk management

•	Loss reserves

Financial review

•	Capital structure

•	Operating metrics

•	Investments

Highlights

High quality franchise with longstanding market presence

“A” ratings from S&P and A.M. Best

Market fundamentals remain attractive

Experienced and proven management team

Sound balance sheet, over $800 million of capital

Strategy

Focus on core profitable short-tail segments

Leverage status as “lead” reinsurer

Maintain strict risk controls

Apply extensive technical analysis to underwriting

Continue disciplined use of capital across underwriting cycles

A proven strategy generating long-term profits

Long Term Performance

Cumulative Cat & Risk Loss Ratio 1987 to Present Present = 45%

Recent Results

Strong 2003 results, especially in core cat and risk excess business:

•	NPW growth in this core business of 46%

•	Cat and risk excess loss ratio of 27%

•	Overall ROE of 19.2% for 2003

First half of 2004 shows further improvement:

•	Annualized ROE of 22%

•	Net income increased 40%

•	Combined ratio of 55.8%

Outperformed in recent hurricane losses

Experienced Management Team

Officer	Title / Responsibility	Years of Experience

Jeffrey Radke	CEO and President	16

Gerald Radke	Chairman	35

Guy Hengesbaugh	Chief Operating Officer	19

John Modin	EVP, CFO	17

John Daly	EVP, International Operations	27

Peter Kiernan	SVP, North America Operations	15

Andrew Stapleton	SVP, Marine and Aerospace	16

Bruce Byrnes	General Counsel	11

Underwriters average 21 years of underwriting experience

Composition of Business

By Segment			Cat & Risk By Geography

2003 NPW = $278 million

	Property Catastrophe	47%
	Property Retrocession	30%
	Property Risk Excess	9%
	Specialty Risk	14%

2004 YTD NPW = $141 million[1]

Property Catastrophe	52%
Property Retrocession	30%
Property Risk Excess	9%
Specialty Risk	9%

1. Through June 30, 2004

Industry Perspective

Liability		Marsh lawsuit

•	Excess liability

•	Professional liability	Hurricane losses

Property

•	Property risk excess	Increasing casualty competition

•	Property catastrophe

•	Property retrocession

Specialty		Impact of Class of ‘01

•	Aviation

•	Satellite

•	Terrorism/War

•	Marine

Risk Management

Closely monitor and manage risk profile in order to maintain financial strength

Aggregate exposure control system utilizing third party and proprietary information systems

Measure impact of each program on overall portfolio through Crucible, our proprietary risk management system

Model each and every transaction to determine appropriate risk adjusted pricing

Apply experienced underwriting judgment through team approach

Adjust underwriting commitments to reflect underwriting cycle

Hurricane Update

($ in millions)

Company	Catastrophe Premium	High Pre-Tax Estimate	High as a % of Cat Premium
ACE	321	480	150%
Arch	99	140	141%
Aspen	270	135	50%
AXIS	560	210	38%
Endurance	250	115	46%
IPC	349	100	29%
Max Re	N/A	20	N/A
Montpelier	316	235	74%
Partner Re	347	235	68%
Platinum	140	130	93%
PXRE	257	111	43%
Quanta	N/A	46	N/A
Ren Re	610	425	70%
XL Capital	482	445	92%

Source: Dowling & Partners, except updated public loss figures.

Accounting for Hurricanes

In accordance with the Financial Accounting Standards Board’s Statement No. 128 “Earnings per Share,” PXRE will not include dilutive potential common shares, such as those related to the mandatory conversion of the convertible preferred shares, in its diluted earnings per share calculation.

As a result of these accounting rules, the EPS loss for the third quarter will appear approximately double the decrease in fully diluted book value per share.

Crucible

Crucible is PXRE’s risk management system developed internally

Used for two main business functions:

•	Planning

•	Underwriting

“Attractiveness” of submissions is a function of:

•	Return

•	Risk

•	Correlation with portfolio

PXRE’s proprietary risk measure defines risk in terms of standard deviation and skewness

Capital Structure

Raised $27 million (including shoe) in common equity during 2003/2004

Issued $62.5 million of trust-preferred securities during 2003

Weighted average after-tax cost of debt is 6.67%

Capital has grown 103% since year end 2001

Growth and Composition of Capital (in $ millions)

Key Operating Metrics

Combined Ratio	Return on Equity

 Reported           Excluding Exited Lines

Total Investment Portfolio

AS OF JUNE 30, 2004

ST Investments and Bonds	$902.6 million

Average Credit Rating	AA+

Duration	2.3 years

Manager	GR NEAM

Hedge Funds	$124.7 million

Number of Strategies	23

Sub-Managers	18

Manager	Mariner

$1.04 BILLION

Diversified, high-quality, liquid investments

Summary

Completed transition to a pure short tail company

Produced strong operating results

• Outperformed in hurricanes

• First half of 2004 ROE 22%

Dramatic growth demonstrates quality of the franchise

Balance sheet is strong and transparent

Risks are limited in scope, size and coverage